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                       AMENDMENT TO REAL PROPERTY LEASE
                       --------------------------------

     This Amendment ("Amendment") to Real Property Lease dated December 31, 1985 is made and entered as of May 29, 1998 by and between Road 80 Investors, a California general partnership (hereafter "Lessor") and Central Garden & Pet Company, a Delaware corporation, successor in interest to Central Garden Supply, a California corporation (hereafter "Lessee").


                                   RECITALS
                                   --------

     A. Lessor and Lessee executed the Real Property Lease dated December 31, 1985 attached hereto as Exhibit A ("Lease").

     B. Lessor and Lessee desire to amend the Lease and various Sections thereof as set forth below as reference to Section numbers in the Lease and in the Addendum to Lease of even date therewith as follows:

1.   Parties.
     -------

     Lessee is Central Garden & Pet Company, a Delaware corporation, successor in interest to Central Garden Supply, a California corporation.

2.   Premises.
     --------

     The Premises consist of an existing warehouse structure, inclusive of all additions thereto since inception of the Lease, comprising approximately 57,700 square feet situated on Parcel 1 of Parcel 2 of Parcel Map No. 1298 containing
2.4 acres located at 747 Road 80, Visalia, California.

3.1  Term.
     ----

     The Term of the Lease is hereby extended for a period of five years, commencing July 1, 1998 through June 30, 2003. Lessor and Lessee acknowledge that Lessee is currently occupying the Premises on a month-to-month basis, the original Lease Term having expired March 31, 1996. Upon not less than 6 months prior written notice from Lessee to Lessor, Lessee may extend the Term for an additional 5 years at a rental rate determined in accordance with Section 4 below; provided however that Lessee is not in material default of any provision of this Lease at the time the option to extend is exercised.

4.   Rent.
     ----

     Lessor and Lessee acknowledge that the current rate of rent payable by Lessee to Lessor is $12,974.00 per month and that the monthly rent per square foot of warehouse space is $.22.

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Lessor and Lessee agree that the Minimum Rent payable during the Term as set forth in Section 48.1 of the Lease shall be $12,974.00 per month and that the Minimum Rent shall be adjusted annually effective each July 1st during the Term as provided in Section 48.3 of the Lease; provided however that the base year for calculating rent increases based upon changes in the Consumer Price Index shall be the year commencing July 1, 1998 and that the percentage increase shall be determined as of each July 1 during the term of the Lease. Minimum Rent payable during any extension period shall be determined in the same manner as set forth above; namely, the increase in the Consumer Price Index shall be applied to the Minimum Rent payable during the last year of the Term in order to determine rent payable during the first and each successive year of the extension period.

6.1  Use.
     ---

     The Premises shall be used and occupied only for warehouseing and distribution of garden, pool and pet supply products, or any other use which is reasonably comparable and for no other purpose.

Sections 49 and 52 of the Lease are deleted in their entirety.

     Except as expressly modified herein, all of the provisions of the Lease shall remain in full force and effect, including, without limitation, the unamended portions of those Sections of the Lease which are the subject of this Amendment. In the event of a conflict between any provision of the Lease and this Amendment, the provisions of this Amendment shall prevail.

     IN WITNESS WHEREOF, the parties hereto have signed this Amendment to Lease as of the date set forth on page 1.


LESSOR:                                LESSEE:

ROAD 80 INVESTORS, a                   CENTRAL GARDEN & PET COMPANY,
California general partnership         a Delaware corporation

By  /s/ BRADFORD M. WAIT               By   /s/ GLENN W. NOVOTNY
   -------------------------------         --------------------------------
   Bradford M. Wait                        Glenn W. Novotny
   Co-Managing Partner                     President & COO


By  /s/ WILLIAM E. BROWN               By   /s/ ROBERT B. JONES
   -------------------------------         --------------------------------
   William E. Brown                        Robert B. Jones
   Co-Managing Partner                     Chief Financial Officer


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